EXHIBIT 99.1

                                      PROXY


                              THE BANK OF ASHEVILLE
                                79 WOODFIN PLACE
                      ASHEVILLE, NORTH CAROLINA 28001-2426

                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Kathy E. Fox, Randall C. Hall, and Robert E. Tuck, Jr., or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of The Bank of Asheville (the "Bank") to be held at the Renaissance Asheville Hotel, One Thomas Wolfe Plaza, Asheville, North Carolina, at 3:00 p.m. on April 18, 2000, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. REORGANIZATION INTO BANK HOLDING COMPANY: To approve the Agreement and Plan of Reorganization and Share Exchange between The Bank of Asheville and Weststar Financial Services Corporation and the transactions contemplated thereby including the holding company reorganization of The Bank of Asheville by which its shareholders will exchange their shares of common stock for shares of the common stock of Weststar Financial Services Corporation on a one-for-one basis.

|__|   FOR                |__|   AGAINST            |__|   ABSTAIN

2. ELECTION OF DIRECTORS: Proposal to elect ten directors of the Bank for one-year, two-year, and three-year terms as indicated below or until their successors are duly elected and qualified.

      |__| FOR all nominees listed below     |__| WITHHOLD AUTHORITY to vote
           (except as indicated otherwise         for all nominees listed below
           below)


         Nominees:

ONE-YEAR TERMS:              TWO-YEAR TERMS:             THREE-YEAR TERMS:
William E. Anderson          Max O. Cogburn, Sr.         M. David Cogburn
Darryl J. Hart               Carol L. King               Stephen L. Pignatiello
G. Gordon Greenwood          David N. Wilcox             Kent W. Salisbury
                                                         Laura A. Webb
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INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

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3.   RATIFICATION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Deloitte & Touche LLP as the Bank's independent public accountants for 2000.

|__|   FOR             |__|   AGAINST          |__|   ABSTAIN

4. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgement.


                 PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY
             ON THE REVERSE SIDE AND RETURN TO THE BANK OF ASHEVILLE

         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 2 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSALS 1 AND 3. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 2 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE BANK A WRITTEN INSTRUMENT REVOKING IT OR DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

                                   Dated: ____________________, 2000

                                   - - - - - - - - - - - - - - - - - - - - - - -
                                   Signature

                                   - - - - - - - - - - - - - - - - - - - - - - -
                                   Signature if held jointly

                                   Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.


IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOU APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.